GMAC COMMERCIAL FINANCE LLC
                           1290 Avenue of the Americas
                            New York, New York 10104



                                                                October 18, 2004


DELTA MILLS, INC.
100 Augusta Street
Greenville, South Carolina 29601


                       Re: Amendment to Credit Agreement


Gentlemen:


         Reference is made to the Revolving Credit and Security Agreement dated as of March 31, 2000 (as amended, restated, renewed, extended, supplemented, substituted or otherwise modified, the "Credit Agreement"), by and between DELTA MILLS, INC. ("Borrower") and GMAC COMMERCIAL FINANCE LLC, as successor by merger with GMAC COMMERCIAL CREDIT LLC, as a lender and as agent for the lenders party to the Credit Agreement from time to time (in such capacity, "Agent"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         Borrower has requested that Agent make certain amendments to the Credit Agreement and Agent has agreed to do so, subject to the terms and conditions contained herein.

         A. Amendments to Credit Agreement.

                  1. Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "6.9 EBITDA. Maintain as of the last day of each of Borrower's fiscal quarters set forth below, EBITDA of not less than the amounts set forth below:

                    Minimum               Four Quarter
                    EBITDA                Period Ending

                    $4,400,000            First Quarter Fiscal Year, 2005
                   [$2,400,000]           Second Quarter Fiscal Year, 2005
                    $2,000,000            Third Quarter Fiscal Year, 2005
                    $6,400,000            Fourth Quarter Fiscal Year, 2005

         and as of the last day of each of Borrower's fiscal quarters occurring after the Fourth Quarter Fiscal Year, 2005, EBITDA of not less than such amounts as shall be agreed to in writing by Agent and Borrower prior to the expiration of fiscal year 2005. The failure of Agent and Borrower to execute a written amendment to the Credit Agreement establishing an EBITDA Covenant for the period subsequent to fiscal year 2005 shall constitute an event of default under the Credit Agreement."

         B.       General Provisions.

                  1. In consideration of the amendments contained herein, Borrower agrees to pay to Agent on the date hereof, an amendment fee in the amount of $20,000 (the "Amendment Fee"). The Amendment Fee shall be fully earned on the date hereof, shall be charged by Agent to Borrower's account on the date hereof, and shall not be refunded, rebated or prorated for any reason whatsoever.

                  2. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent of any other provision of the Credit Agreement, or any of the Other Documents nor shall anything contained herein be construed as a consent by Agent to any transaction other than those specifically consented to herein.

                  3. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

                  4. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

                  5. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

                                   Very truly yours,

                                   GMAC COMMERCIAL FINANCE LLC, as Agent
                                        and Lender

                                   By:  /s/ John Hendrickson
                                       ---------------------------------------

                                   Title:   EVP
                                          ------------------------------------



ACKNOWLEDGED AND AGREED:

DELTA MILLS, INC.


By:    /s/ W. H. Hardman, Jr.
    -------------------------------------------------

Title:    Chief Financial Officer
       ----------------------------------------------